EXHIBIT 8.1


VEDDER PRICE                           VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                                       222 NORTH LASALLE STREET
                                       CHICAGO, ILLINOIS 60601-1003
                                       312-609-7500
                                       FACSIMILE: 312-609-5005

                                       A PARTNERSHIP INCLUDING VEDDER, PRICE,
                                       KAUFMAN & KAMMHOLZ, P.C.
                                       WITH OFFICES IN CHICAGO, NEW YORK CITY
                                       AND LIVINGSTON, NEW JERSEY



                                       April 21, 2003



MAF Bancorp, Inc.
55th & Holmes Avenue
Clarendon Hills, Illinois  60514

         Re:      Registration Statement on Form S-4
                  ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel to MAF Bancorp, Inc., a Delaware corporation ("MAF"), in connection with the proposed merger (the "Merger") of Fidelity Bancorp, Inc., a Delaware corporation ("Fidelity") with and into MAF, pursuant to the terms of that certain Agreement and Plan of Reorganization entered into as of December 16, 2002, by and among MAF and Fidelity (the "Agreement"), as described in the Registration Statement on Form S-4, filed by MAF with the Securities and Exchange Commission (the "Commission") on April 21, 2003 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). This opinion is being rendered pursuant to the requirements of Form S-4 under the Act.

         In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Agreement,
(ii) the Registration Statement and (iii) such other documents, certificates and records as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein. As to any facts material to the opinion set forth herein which were not independently established or verified, we have relied upon factual statements and representations of officers and other representatives of MAF and others. We have also assumed that, in rendering this opinion, the Merger will be consummated pursuant to Delaware law strictly in accordance with the terms of the Agreement.

         Based upon and subject to the foregoing, in our opinion, the discussion contained in the proxy statement/prospectus included as part of the Registration Statement under the heading "DESCRIPTION OF THE MERGER -- Material United States Federal Income Tax Consequences of the Merger" constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the Merger to the parties described therein.

         This opinion is based on the Internal Revenue Code of 1986, as amended, the Income Tax Regulations promulgated by the Treasury Department thereunder and judicial authority reported as of the date hereof. We have also considered the position of the Internal Revenue Service (the "Service") reflected in published and private rulings as of the date hereof. Although


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MAF Bancorp, Inc.
April 18, 2003
Page 2

we are not aware of any pending changes to these authorities that would alter our opinion, there can be no assurances that future legislation or administrative changes, court decisions or Service interpretations will not significantly modify the opinion expressed herein, possibly with retroactive effect.

         Although the discussion under the heading "DESCRIPTION OF THE MERGER -- Material United States Federal Income Tax Consequences of the Merger" in the proxy statement/prospectus is based on our interpretation of existing sources of law and expresses what we believe a court would properly conclude if presented with the same issues, no assurances can be given that such interpretations would be followed if they were to become the subject of judicial or administrative proceedings.

         We hereby consent to the use of this opinion in connection with said Registration Statement and to the use of our name under the heading "DESCRIPTION OF THE MERGER -- Material United States Federal Income Tax Consequences of the Merger" in the proxy statement/prospectus included therein. In giving this consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof and applies only to the disclosures set forth in the proxy statement/prospectus and Registration Statement. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                           Very truly yours,

                                           /s/ VEDDER, PRICE, KAUFMAN & KAMMHOLZ


TOD
JRE